Exhibit 5.1

                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038


                                                             December 26, 2001

Ribozyme Pharmaceuticals, Inc.
2950 Wilderness Place
Boulder, Colorado  80301

          Re: Ribozyme Pharmaceuticals, Inc. Registration Statement on Form S-3

          Ladies and Gentlemen:

          This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 1,891,526 shares of common stock, $0.01 par value (the "Shares"), 1,142,034 shares of common stock underlying the Series A Preferred Stock (the "Underlying Series A Shares"), 1,223,289 shares of Common Stock underlying the Series B Preferred Stock (the "Underlying Series B Shares") and 575,000 shares of common stock underlying warrants (the "Warrant Shares") of Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the "Company"). The Company originally sold the Shares, the Warrant Shares and the Series A Preferred Shares and the Series B Preferred Shares pursuant to Purchase Agreements dated as of January 7, 2000 and December 21, 2001, by and between the Company and Elan International Services, Ltd. The Shares, the Underlying Series A Shares, the Underlying Series B Shares and the Warrant Shares are being registered to permit the resale of such Shares, Underlying Series A Shares, Underlying Series B Shares and Warrant Shares by the holders thereof from time to time after the effective date of the Registration Statement.

          We have acted as counsel for the Company in connection with its issuance and sale of the Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Warrant Shares and the preparation of the Registration Statement. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

          Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion concerning, any law other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America.

          Based on the foregoing, we are of the opinion that

          1. The Shares have been duly authorized and validly issued, and are fully paid and non-assessable;

          2. The Company has reserved for issuance the Underlying Series A Shares and, upon conversion of the Series A Preferred Stock and satisfaction of all the conditions to conversion, such shares will be duly authorized, validly issued, fully paid and non-assessable.

          3. The Company has reserved for issuance the Underlying Series B Shares and, upon conversion of the convertible promissory note issued by the Company into Series B Preferred Stock and subsequent conversion of the Series B Preferred Stock into Shares of Common Stock and satisfaction of all the conditions to conversion, such shares will be duly authorized, validly issued, fully paid and non-assessable.

          4. The Company has reserved for issuance the Warrant Shares, and upon payment of the exercise price and satisfaction of all the conditions to exercise in the Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

          It is understood that this opinion is to be used only in connection with the offer and sale of the Shares, the Underlying Series A Shares, the Underlying Series B Shares and Warrant Shares while the Registration Statement is in effect.

          We hereby consent to be named in the Registration Statement to be filed by the Company with the Securities and Exchange Commission under the Securities Act as attorneys who have passed upon the legality of the Securities to be registered by the Registration Statement; and we further consent to your filing a copy of this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion in any 462(b) Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Stroock & Stroock & Lavan LLP
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STROOCK & STROOCK & LAVAN LLP